EXHIBIT I
JOINT FILING AGREEMENT
This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned (assuming conversion of the Class C Common Shares held by the undersigned into Class A Common Shares) of the Class A Common Shares, par value $0.01 per share, of BBB Foods Inc., a company limited by shares incorporated under the laws of the British Virgin Islands, will be filed on behalf of each of the persons and entities named below in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Dated: November 7, 2024

QS 3B, Inc.

By: /s/ Rémi Massé
Name: Rémi Massé Title: Director By : /s/ Jean-Francois Le Ruyet Name : Jean-Francois Le Ruyet Title : Director
QS BBB Inc.

By: /s/ Rémi Massé
Name: Rémi Massé Title: Director By : /s/ Jean-Francois Le Ruyet Name : Jean-Francois Le Ruyet Title : Director
QS T3B, Inc.

By: /s/ Rémi Massé
Name: Rémi Massé Title: Director By: /s/ Jean-Francois Le Ruyet Name : Jean-Francois Le Ruyet Title : Director
QS Direct SI 2 S.C.A. SICAR, in liquidation

By: Rosalie Bacou
Name: Rosalie Bacou Title : Permanent representative of QS Direct SI 2, itself acting as liquidator
QS Management Ltd.

By: /s/ Rémi Massé
Name: Rémi Massé Title: Director By : /s/ Jean-Francois Le Ruyet Name : Jean-Francois Le Ruyet Title : Director

QS Direct SI

By: /s/ Rosalie Bacou
Name: Rosalie Bacou Title: Manager
Quilvest Capital Partners SA

By: /s/ Alexis Meffre
Name: Alexis Meffre Title: CEO
QS Finance Ltd.

By: /s/ Rémi Massé
Name: Rémi Massé Title: Director By: /s/ Jean-Francois Le Ruyet Name : Jean-Francois Le Ruyet Title : Director
BC Europe By: /s/ Adrien de Boisanger Name: Adrien de Boisanger Title: Director

By: /s/ Olga Ovcharova
Name: Olga Ovcharova Title: Director
Bemberg Capital

By: /s/ Adrien de Boisanger
Name: Adrien de Boisanger Title: Executive Chairman